FOR IMMEDIATE RELEASE

Contact:  Frank Madonia, VP        (770) 587-1271, Ext. 238
          Adam Dunayer, CFO        (423) 238-4171

                      MILLER INDUSTRIES, INC. REPORTS
                        AUGUST - SEPTEMBER RESULTS


     ATLANTA, Georgia (November 1, 1996)--Miller Industries, Inc. (NYSE-
MLR) today reported condensed results of operations for the period commenced August 1 and ending October 3, 1996. These interim period results are being released for the purpose of complying with certain pooling of interests accounting requirements relating to the Company's acquisition of Vulcan International, Inc. in September 1996. The Company announced that, during the August 1 to October 3 period, its net sales were $41,641,000 and its net income was $2,047,000, or $0.09 per common share. Net income per share is adjusted to reflect the two-for-one stock split distributed on September 30, 1996 to shareholders of record on September 16, 1996.

     Miller Industries is the leading manufacturer of vehicle towing and recovery equipment in North America and Europe with executive offices in Atlanta, Georgia and manufacturing operations in Tennessee, Pennsylvania, Mississippi, France and England. Miller Industries markets its towing and recovery equipment under the well-recognized Century, Challenger, Holmes, Champion, Eagle, Jige, Boniface and Vulcan brand names.